INVESTOR CONTACT:               COMPANY CONTACT:
                        Neil Berkman                    Y.P. Chan
                        Berkman Associates              Interim CEO
                        (310) 826 - 5051                (954) 596 - 1000
                        info@BerkmanAssociates.com      www.SingingMachine.com

                              FOR IMMEDIATE RELEASE

                      THE SINGING MACHINE COMPANY ANNOUNCES
                     $1 MILLION PRIVATE SALE OF COMMON STOCK

      COCONUT CREEK,  FL, August 14, 2006 -- THE SINGING  MACHINE COMPANY (AMEX:
SMD) announced today that it has agreed to the private sale to two institutional investors of 2,300,000 shares of common stock at a price of $0.435 per share, for an aggregate purchase price of $1,000,500. The offering is subject to customary closing conditions and the approval of the American Stock Exchange of the listing of the Common Shares. The Singing Machine has received $1,000,500 of the purchase price, and expects to complete this offering within the next 30 days, assuming all closing conditions are met.

      Y.P. Chan, Interim CEO of The Singing Machine, said, "We believe that this fresh equity capital further enhances our financial flexibility as we continue to implement our strategic growth plan."

      ABOUT THE  SINGING  MACHINE
      Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music as well as other electronic products under The Singing MachineTM, MotownTM, MTVTM, NickelodeonTM, Hi-5TM, BratzTM and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Asia.

      FORWARD-LOOKING  STATEMENTS
      This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the second and third quarter of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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                        THE SINGING MACHINE COMPANY, INC.
         6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073
                     o (954) 596-1000 o Fax (954) 596-2000